Exhibit 32.1

Certification required under Section 906

of the Sarbanes‑Oxley Act of 2002

PISMO COAST VILLAGE, INC.

CERTIFICATION PURSUANT TO 18 U.S.C. Subsection 1350 of the

PRESIDENT AND CHAIRMAN OF THE BOARD

In connection with the Quarterly Report on Form 10‑Q (the "Report") of Pismo Coast Village, Inc. (The "Company") for the second quarter ended March 31, 2012, the undersigned, Ronald Nunlist, President and Chairman of the Board of the Company, hereby certifies pursuant to 18 U.S.C. Subsection 1350, as adopted pursuant to Section 906 of the Sarbanes‑Oxley Act of 2002, that, to the best of the undersigned's knowledge and belief:

1.         The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.         The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 14, 2012                                           /s/ RONALD NUNLIST

                                                                        Ronald Nunlist, President and

Chairman of the Board